UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2014

LAPORTE BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35684	35-2456698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(219) 362-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Shareholders of LaPorte Bancorp, Inc. (the “Company”) was held on May 13, 2014 (the “Annual Meeting”). The matters considered and voted on by the Company’s shareholders at the Annual Meeting were the election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2014, the approval of the Company’s 2014 Equity Incentive Plan, and the consideration of an advisory, non-binding resolution with respect to executive officer compensation. The Company’s shareholders elected Lee A. Brady, Paul G. Fenker, and Robert P. Rose as directors of the Company, each for a term of three years; ratified the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; voted in favor of the Company’s 2014 Equity Incentive Plan; and voted in favor of the advisory, non-binding resolution with respect to executive officer compensation. The votes cast by the shareholders were as follows:

Matter 1.	The election of three directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Lee A. Brady	3,953,658	145,481	1,164,155
Paul G. Fenker	3,932,232	166,907	1,164,155
Robert P. Rose	3,921,983	177,156	1,164,155

Matter 2.	The ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,179,815	55,747	27,732	—

Matter 3.	The approval of the Company’s 2014 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
3,541,471	487,826	69,842	1,164,155

Matter 4.	The advisory, non-binding resolution with respect to executive officer compensation.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
3,637,467	244,580	217,092	1,164,155

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE:	May 14, 2014	By:	/s/ Michele M. Thompson
Michele M. Thompson
President and Chief Financial Officer